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     As filed with the Securities and Exchange Commission on March 11, 2004
                                                     Registration No. 333-107277
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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                         POST-EFFECTIVE AMENDMENT NO. 1
                      TO REGISTRATION STATEMENT ON FORM S-3
                                       ON
                                    FORM S-11
                FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933

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                        MUNICIPAL MORTGAGE & EQUITY, LLC
                        MIDLAND FINANCIAL HOLDINGS, INC.
                              MFH FINANCIAL TRUST I
                             MFH FINANCIAL TRUST II
                             MFH FINANCIAL TRUST III
      (Exact Name of Registrant as Specified in Its Governing Instruments)

                        621 East Pratt Street, Suite 300
                            Baltimore, Maryland 21202
                                 (443) 263-2900
   (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                                 Mark K. Joseph
                Chairman of the Board and Chief Executive Officer
                        Municipal Mortgage & Equity, LLC
                       621 East Pratt Street, Suite 300
                            Baltimore, Maryland 21202
                                 (443) 263-2900
    (Name, Address, Including Zip Code, and Telephone Number, including Area
                          Code, of Agent For Service)

                                    Copy to:
                            Robert E. King, Jr., Esq.
                              Roger D. Singer, Esq.
                             Clifford Chance US LLP
                                 200 Park Avenue
                            New York, New York 10166
                                 (212) 878-8000

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     Approximate date of commencement of proposed sale to the public: None.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If delivery of the prospectus is to be expected to be made pursuant to Rule 434, please check the following box. |_|
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                                EXPLANATORY NOTE

     Pursuant to Rule 478(a) of the Securities Act of 1933, as amended (the "Act"), we hereby remove from registration $606,806,250 of securities registered but not offered pursuant to the Registration Statement on Form S-3 (File No. 333-107277) (the "Registration Statement").

     Pursuant to Item 17(a)(3) of the Registration Statement, the undersigned is empowered to remove any of the securities registered but not offered pursuant to the Registration Statement by means of this Post-Effective Amendment.

     At the time of filing the Form 10-K for the year ended December 31, 2003, Municipal Mortgage & Equity, LLC will be ineligible to use Form S-3 due to a late filing of its Report on Form 10-Q for the three months ended June 30, 2003. Due to an administrative error, Municipal Mortgage & Equity, LLC's Form 10-Q failed to contain a conformed signature and was therefore deemed not filed by the Securities and Exchange Commission. Upon discovery of this error, Municipal Mortgage & Equity, LLC filed an amended Form 10-Q in November 2003. Consequently, Municipal Mortgage & Equity, LLC will not issue additional securities pursuant to the Registration Statement.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on this 10th day of March, 2004.

                                         MUNICIPAL MORTGAGE & EQUITY, LLC


                                         By:  /s/ William S. Harrison
                                            ------------------------------------
                                            Name: William S. Harrison
                                            Title: Executive Vice President and
                                                     Chief Financial Officer